UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Emergent Capital, Inc.

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EMERGENT CAPITAL, INC.

5355 Town Center Road, Suite 701

Boca Raton, Florida 33486

(561) 995-4200

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 16, 2019

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of Emergent Capital, Inc., a Florida corporation (the “Company”), will be held at 10:00 a.m. (ET) on May 16, 2019 at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, 27th Floor, New York, NY 10178, for the following purposes:

1.	To elect Patrick J. Curry, Patrick T. Brennan, Matthew Epstein, Matthew D. Houk, James Hua, Robert Knapp, Roy J. Patterson, Joseph E. Sarachek and James G. Wolf to our Board of Directors until the next annual meeting of shareholders and their successors have been elected and qualified;
2.	To vote on an advisory resolution on the compensation of certain of the Company’s executive officers;
3.	To determine the frequency of future shareholder advisory votes on executive compensation;
4.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2019; and
5.	To transact such other business as may properly come before the Annual Meeting or any postponement, continuation or adjournment thereof.

Only shareholders of record as of the close of business on March 26, 2019 will be entitled to attend and vote at the Annual Meeting and at any postponement, continuation or adjournment thereof. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting in person, please authorize your proxy by internet, telephone, or, if you utilize the paper copy of the proxy card, by marking, signing, dating and returning your proxy card as promptly as possible, so that your shares will be represented at the Annual Meeting. If you utilize the enclosed proxy card, no postage is required if mailed in the United States. You may revoke your proxy at any time before it has been voted. This Notice, the Proxy Statement, the proxy card and the Company’s 2018 Annual Report are first being sent on or about April 3, 2019 to the holders of the Company’s common stock as of the close of business on March 26, 2019.

By Order of the Board of Directors,

Miriam Martinez
Chief Financial Officer and Secretary

Dated: April 3, 2019

EMERGENT CAPITAL, INC.

5355 Town Center Road, Suite 701

Boca Raton, Florida 33486

(561) 995-4200

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 16, 2019

Emergent Capital, Inc. (the “Company”) will hold its 2019 Annual Meeting of Shareholders (the “Annual Meeting”) at 10:00 a.m. (ET) on May 16, 2019 at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, 27th Floor, New York, NY 10178. This Proxy Statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the meeting, and at any continuation, postponement or adjournment of the Annual Meeting. The Notice of Meeting, this Proxy Statement, the proxy card and a copy of the Company’s 2018 Annual Report are first being sent on or about April 3, 2019 to the holders of the Company’s common stock as of the close of business on the record date, March 26, 2019.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on MAY 16, 2019

The Company’s Proxy Statement and 2018 Annual Report are available at

www.proxyvote.com

Shareholders attending the Annual Meeting may receive directions to attend the meeting in person by calling Miriam Martinez, our Chief Financial Officer and Secretary, at (561) 995-4200 or by emailing ir@emergentcapital.com.

ABOUT THE ANNUAL MEETING

What are the matters to be voted on at the Annual Meeting?

At the meeting, you will be entitled to vote on the following proposals:

1.	To elect Patrick J. Curry, Patrick T. Brennan, Matthew Epstein, Matthew D. Houk, James Hua, Robert Knapp, Roy J. Patterson, Joseph E. Sarachek and James G. Wolf to our Board of Directors until the next annual meeting of shareholders and their successors have been elected and qualified;

2.	To vote on an advisory resolution on the compensation of certain of the Company’s executive officers;

3.	To determine the frequency of future shareholder advisory votes on executive compensation;

4.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2019; and

5.	To transact such other business as may properly come before the Annual Meeting or any postponement, continuation or adjournment thereof.

We are not aware of any other business to be brought before the meeting. If any additional business is properly brought before the meeting, the designated officers serving as proxies will vote in accordance with their best judgment.

How does the Board recommend that I vote?

The Board recommends that you vote your shares as follows:

•	“FOR” the election of each of the nominees for director named in this Proxy Statement;

•	“FOR” the advisory resolution on the compensation of certain of the Company’s executive officers;

•	“FOR” a frequency of “1 YEAR” for future shareholder advisory votes on executive compensation; and

•	“FOR” the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2019.

Who is entitled to vote?

Shareholders as of the close of business March 26, 2019 (the “Record Date”) may vote at the Annual Meeting. You have one vote for each director nominee and for each other proposal to be voted on at the Annual Meeting with respect to each share of common stock held by you as of the Record Date, including shares:

•	Held directly in your name as “shareholder of record” (also referred to as “registered shareholder”); and

•	Held for you in an account with a broker, bank or other nominee (shares held in “street name”)—street name holders generally cannot vote their shares directly and instead must instruct the broker, bank or other nominee how to vote their shares.

At the close of business on the Record Date, 158,051,803 shares of our outstanding common stock were outstanding and entitled to vote at the Annual Meeting. An independent inspector of elections will be present at the Annual Meeting and will tally the votes.

What is a “broker non-vote”?

If your bank, broker or other nominee does not receive instructions from you on how to vote your shares and does not have discretion to vote on a proposal because it is a non-routine item, the broker may return the proxy without voting on that proposal. This is known as a “broker non-vote.” Brokers generally have discretionary authority to vote on the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm. Brokers, however, do not have discretionary authority to vote on the other matters scheduled to be voted upon at the Annual Meeting.

What constitutes a quorum?

In order to conduct business and have a valid vote at the Annual Meeting, a quorum must be present in person or represented by proxy. A majority of the votes entitled to be cast on the business properly brought before the Annual Meeting must be represented in person or by proxy to constitute a quorum for the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

How many votes are required to approve each proposal?

Proposal 1: Directors will be elected by a plurality of the votes cast at the Annual Meeting. Only votes cast “FOR” a nominee will be counted in the election of directors. There is no cumulative voting. Proxy cards or instructions specifying that votes should be withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. Broker non-votes will have no effect on the election of directors. Our Board has adopted a “majority vote policy.” Under this policy, any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation following certification of the shareholder vote. The Corporate Governance and Nominating Committee will promptly consider the tendered resignation and make a recommendation to the Board whether to accept or reject the resignation.

Proposal 2: The advisory vote on executive compensation will be approved if the votes cast favoring the action exceed the votes cast opposing the action. Abstentions and broker non-votes are not considered a vote cast and therefore will have no effect on the outcome of this matter. Because your vote on this matter is advisory, it will not be binding on the Company or the Board. However, the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Proposal 3: The advisory vote on the frequency of future shareholder advisory votes on executive compensation: the option of one year, two years or three years that receives the highest number of votes cast by shareholders will be considered the frequency recommended by our shareholders. Abstentions and broker non-votes will therefore have no effect on this vote..

Proposal 4: The ratification of the selection of Grant Thornton LLP will be approved if the votes cast favoring the action exceed the votes cast opposing the action. Abstentions are not considered a vote cast and therefore will have no effect on the outcome of the ratification. Because brokers have discretionary authority to vote on the ratification, we do not expect any broker non-votes in connection with the ratification.

How are proxies being solicited?

Proxies may be solicited on behalf of our Board by mail, personally, by telephone, by facsimile or by email or other electronic transmission by directors, officers or other employees of the Company for which no additional compensation will be paid. The Company will pay the cost of soliciting proxies on its behalf. The Company may also pay brokers or nominees holding common stock of the Company in their names or in the names of their principals for their reasonable expenses in sending solicitation material to their principals.

How do I vote my shares without attending the Annual Meeting?

If you are a registered shareholder you may vote by granting a proxy using any of the following methods:

•	By Internet —If you have internet access, by submitting your proxy by following the instructions included on the enclosed proxy card.

•	By Telephone —By submitting your proxy by following the telephone voting instructions included on the enclosed proxy card.

•	By Mail —By completing, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the proxy card accompanying this proxy statement in the envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

Internet and telephone voting facilities will close at 11:59 p.m. (Eastern Time) on May 15, 2019 for the voting of shares held by shareholders of record. Mailed proxy cards should be returned in the envelope provided to you with your proxy card, and must be received by May 15, 2019.

Your vote is important and we strongly encourage you to vote your shares by following the instructions provided on the enclosed proxy card. Please vote promptly.

If your shares are held in street name, your bank, broker or other nominee should give you instructions for voting your shares. In these cases, you may be able to vote via the internet or by telephone, or by mail by submitting a voting instruction form by the indicated deadline.

Our Board of Directors has designated our Chief Executive Officer, Patrick J. Curry, and our Chief Financial Officer and Secretary, Miriam Martinez, and each or any of them, as proxies to vote the shares of common stock solicited on its behalf.

How do I vote my shares in person at the Annual Meeting?

First, you must satisfy the requirements for admission to the Annual Meeting (see below). Then, if you are a shareholder of record you may vote by ballot at the Annual Meeting. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (bank, broker or other nominee) giving you the right to vote the shares, which must be submitted with your ballot at the meeting.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance so that your vote will be counted in case you later decide not to attend the Annual Meeting, as well as to speed the tabulation of votes.

What does it mean if I receive more than one proxy card on or about the same time?

It generally means you hold shares registered in more than one account. In order to vote all of your shares, please sign and return each proxy card or, if you vote via the internet or telephone, vote once for each proxy card you receive.

May I change my vote or revoke my proxy?

Yes. Whether you have voted via the internet, telephone or mail, if you are a shareholder of record, you may change your vote and revoke your proxy by:

•	Sending a written statement to that effect to our Secretary, provided such statement is received at or prior to the Annual Meeting;

•	Submitting a vote at a later time via the internet or telephone before the closing of those voting facilities;

•	Submitting a properly signed proxy card with a later date that is received at or prior to the Annual Meeting; or

•	Attending the Annual Meeting and voting in person.

If you hold shares in street name, you may submit new voting instructions or revoke your voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a signed proxy from the record holder (bank, broker or other nominee) giving you the right to vote the shares, which must be submitted with your ballot at the meeting. Only the latest validly executed proxy that you submit will be counted.

How do I gain admittance to the Annual Meeting?

Only our shareholders as of the Record Date and invited guests of the Company will be permitted to attend the Annual Meeting. To gain admission, you must present a government-issued form of identification. If you are a shareholder of record, your name will be checked against our list of shareholders of record on the Record Date. If you hold shares in street name, you must present proof of your ownership of the Company’s shares as of the Record Date in order to be admitted to the Annual Meeting.

Will any other matters be decided at the Annual Meeting?

We are currently unaware of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration, the proxy holders will have the discretion to vote on those matters for you should you submit a proxy.

Where can I find the voting results of the Annual Meeting?

The Company intends to announce the preliminary voting results at the Annual Meeting and publish the final results in a Form 8-K within four business days following the Annual Meeting.

Do I have any right of appraisal for any of the proposals to be acted upon at the Annual Meeting?

Under the Florida Business Corporation Act, shareholders are not entitled to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted upon at the Annual Meeting.

What should I do if I have other questions?

If you have any questions or require any assistance with voting your shares, please contact our Chief Financial Officer and Secretary, Miriam Martinez, at (561) 995-4200.

ITEM 1—ELECTION OF DIRECTORS

Our Articles of Incorporation provide that our Board is to be comprised of a minimum of three (3) and a maximum of fifteen (15) directors, as determined from time to time in accordance with our Bylaws. Currently, our Board consists of nine (9) directors. The Board, upon recommendation of the Corporate Governance and Nominating Committee of the Board, unanimously nominated the nine (9) director nominees listed below for election to the Board at the Annual Meeting. All nominees currently serve as members of the Board. Following the Annual Meeting, assuming all of the director nominees are re-elected, our Board will consist of nine (9) directors.

Directors elected at the Annual Meeting will be elected to hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

Director Nominees

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL OF THE NOMINEES NAMED BELOW.

Name	Age	Position
Patrick J. Curry	53	Chief Executive Officer and Chairman of the Board
Patrick T. Brennan	43	Director
Matthew Epstein	36	Director
Matthew D. Houk	37	Director
James Hua	36	Director
Robert Knapp	52	Director
Roy J. Patterson	35	Director
Joseph E. Sarachek	57	Director
James G. Wolf	63	Director

Set forth below is a brief description of the business experience of each of our director nominees, as well as certain specific experiences, qualifications and skills that led to the Board’s conclusion that each of the directors set forth below is qualified to serve as a director.

Patrick J. Curry

Mr. Curry became a member of our Board in July 2017 (the “Recapitalization”). In addition to serving as our Chief Executive Officer, Mr. Curry currently serves as the President and Chief Executive Officer of PJC Investments, LLC. Previously, from 1997 to 2003, Mr. Curry served as Executive Vice President and a director of Central Freight Lines, Inc. From 1994 to 1997, Mr. Curry was the President and Chief Executive Officer of Universal Express Limited, LLC. From 1991 to 1993, Mr. Curry served as President and Chief Executive Officer of Lortex, Inc. Prior to these roles, Mr. Curry was also a licensed stock and bond broker for Legg Mason Wood Walker, Inc. and a financial analyst for Hercules Aerospace, Inc. Mr. Curry has previous experience in investing in entities in the life settlement business. We believe that Mr. Curry is qualified to serve on our Board of Directors because of his expertise and varied experience in finance, including with respect to life settlements. Mr. Curry is designated as a nominee pursuant to the Board Designation Agreement (the “Investors Agreement”) among the Company, PJC Investors, LLC (“PJC”) and JSARCo, LLC (“JSARCo” and, with PJC, the “Investors”) in connection with the Recapitalization. Subject to the terms and conditions set forth in such agreement, the Investors shall have the right to designate to the Board at each meeting of the Company’s shareholders at which the election of directors is to be considered (x) three directors, one of whom shall be designated pursuant to the Opal Sheppard Agreement while that agreement is in effect, so long as the Investors, together with any affiliates, collectively hold at least 30% of the outstanding shares of Common Stock, (y) two directors so long as the Investors, together with any affiliates, collectively hold at least 20% but less than 30% of the outstanding shares of Common Stock, and (z) one director so long as the Investors, together with any affiliates, collectively hold at least 10% but less than 20% of the outstanding shares of Common Stock.

Patrick T. Brennan

Mr. Brennan became a member of the Board in December 2018. Mr. Brennan is the founder and portfolio manager, since 2015, of Brennan Asset Management, LLC (BAM), a Registered Investment Advisory firm based in Napa, CA, which utilizes a concentrated value investing strategy. Prior to founding Brennan Asset Management, Patrick managed portfolios and led research efforts at two value investing firms in California: Hutchinson Capital Management, from 2013 to 2014, and RBO & Co., from 2009 to 2012. Previously, Patrick worked at Mark Boyar & Company, where he led the firm’s research team and helped manage assets across individual portfolios, institutional accounts and a mutual fund. Patrick also worked for six years in investment banking and equity research with Deutsche Bank, CIBC World Markets and William Blair & Company covering financial services, media and telecom and business services. Patrick graduated summa cum laude from the University of Notre Dame with a degree in economics and was inducted into Phi Beta Kappa.

Matthew Epstein

Mr. Epstein became a member of the Board in July 2017. Mr. Epstein currently serves Assistant Portfolio Manager for Evermore Global Advisors, LLC, an investment management firm. Previously, from 2005 to 2014, Mr. Epstein worked at W.R. Huff Asset management, LLC, most recently serving as Senior Analyst. Mr. Epstein has Bachelor of Science degrees in Finance and International Business from New York University and an MBA from Columbia University. Mr. Epstein is a CFA Charter holder. We believe that Mr. Epstein is qualified to serve on our Board of Directors because of his financial expertise and varied experience in strategic investments. Mr. Epstein is designated as a nominee pursuant to the Board Designation Agreement (the “Evermore Agreement”) between the Company and Evermore Global Advisors, LLC (“Evermore”) in connection with the Recapitalization. Subject to the terms and conditions set forth in such agreement, Evermore shall have the right to designate one director to the Board at each meeting of the Company’s shareholders at which the election of directors is to be considered so long as Evermore, together with investors identified in the Evermore Agreement, holds at least 9,375,000 shares of Common Stock.

Matthew D. Houk

Mr. Houk became a member of the Board in December 2018. Mr. Houk has served since 2008 in various capacities, including most recently as Portfolio Manager and Research Analyst, for Horizon Kinetics LLC (“Horizon”), an investment management firm, where he is involved in the identification, analysis, and monitoring of certain investment opportunities for Horizon. Mr. Houk is also a Co-Portfolio Manager for several registered investment companies at Horizon. Mr. Houk also serves as the Co-Chairman and Co-Chief Executive Officer of Winland Holdings Corporation, a diversified holding company focused on environmental monitoring solutions that trades on the OTC Pink® marketplace under the symbol WELX. Previously, from 2005 to 2008, Mr. Houk was with Goldman, Sachs & Co., a global investment banking, securities and investment management firm. Mr. Houk has a B.A. in Economics and Political Science from Yale University.

James Hua

Mr. Hua became a member of the Board in July 2017. Mr. Hua currently serves as Portfolio Manager for Opal Advisors and as Chief Investment Officer for Sheppard Wealth Management. Previously, from 2011 to 2012, Mr. Hua served as Investment Analyst for Freestone Capital. From 2009 to 2011, Mr. Hua served as Controller of Liberty Capital. Mr. Hua has a Bachelor of Arts in Business Administration with a concentration in Accounting from the University of Washington. We believe that Mr. Hua is qualified to serve on our Board of Directors because of his financial and investment expertise. Mr. Hua is designated as a nominee pursuant to the Board Designation Agreement (the “Opal Sheppard Agreement”) between the Company and Opal Sheppard Opportunities Fund I LP (“Opal Sheppard”) in connection with the Recapitalization. Subject to the terms and conditions set forth in such agreement, Opal Sheppard shall have the right to designate one director to the Board at each meeting of the Company’s shareholders at which the election of directors is to be considered so long as (x) the Investors have the right to designate three directors to the Board and (y) Opal Sheppard, together with any affiliates, collectively holds at least $525,000 principal amount of the Company’s 8.5% senior secured notes due 2021 (the “Senior Notes”).

Robert Knapp

Mr. Knapp became a member of the Board in July 2017. Mr. Knapp is the Founder and CIO of Ironsides Partners LLC, a Boston based investment manager specializing in closed-end funds, holding companies, and asset value investing generally.

Ironsides and related entities serve as the manager and general partner to various funds and managed accounts for institutional clients. Mr. Knapp is an independent, non-executive director of several investment-related companies, including Castle Private Equity AG (SWX: CPEN) based in Switzerland, the Pacific Alliance Asia Opportunity Fund and Pacific Alliance Group Asset Management Ltd., based in Hong Kong, and was formerly a director of MPC Containerships (OSX: MPCC NO) based in Oslo. Mr. Knapp is also a principal and director of Africa Opportunity Partners Limited (“AOP”), a Cayman Islands company that serves as the investment manager to Africa Opportunity Fund Limited (“AOF”), a closed-end investment company incorporated in the Cayman Islands that trades on the London Stock Exchange. Mr. Knapp serves on the Board of Directors of AOF. Mr. Knapp also serves as a member of the Board of Managers of Veracity Worldwide LLC. In addition to his directorships named above, Mr. Knapp serves as a director of the Massachusetts Eye and Ear Infirmary, and is a Trustee of the Children’s School of Science and the Sea Education Association, both of Woods Hole, MA. Prior to founding Ironsides, Mr. Knapp was a managing director for over ten years with Millennium Partners, based in New York. We believe that Mr. Knapp is qualified to serve on our Board of Directors because of his experience in strategic investments and experience with the Company. Mr. Knapp is designated as a nominee pursuant to the Board Designation Agreement (the “Ironsides Agreement”) between the Company and Ironsides P Fund L.P. and Ironsides Partners Special Situations Master Fund II L.P. (together, “Ironsides”) in connection with the Recapitalization. Subject to the terms and conditions set forth in such agreement, Ironsides shall have the right to designate one director to the Board at each meeting of the Company’s shareholders at which the election of directors is to be considered so long as Ironsides, together with any affiliates, collectively holds at least $4,500,000 principal amount of the Senior Notes.

Roy J. Patterson

Mr. Patterson became a member of the Board in October 2017. Mr. Patterson has been President of Patterson Family Group, a private company providing investment, management, philanthropy and estate services for a single family, since 2011. Mr. Patterson’s responsibilities include investment decisions and asset allocation in public and private assets. Prior to joining the Patterson Family Group, Mr. Patterson served as an Analyst from 2009 to 2011 for a lower middle market private equity firm as a member of the deal team evaluating a wide spectrum of industries and business models, executing transactions, and overseeing portfolio companies. From 2007 to 2009, Mr. Patterson served as an Associate and Vice President for a boutique investment bank where he was a member of a deal team and actively participated in all aspects of sourcing and executing transactions. We believe that Mr. Patterson is qualified to serve on our Board because of his investment experience and expertise.

Joseph E. Sarachek

Mr. Sarachek became a member of the Board in July 2017. Mr. Sarachek is the principal of Triax Capital Advisors, which he founded in 2011, and is currently the principal and manager of TopCo 1, LLC, which is the manager of JSARCo. Prior to forming Triax, Mr. Sarachek worked for Balfour Investors, an investment firm focused on bankruptcies and turnarounds and, prior to that, was a partner at the law firm of McDermott Will & Emery. He is an attorney and investment professional with considerable experience in the trading of privately held distressed debt and in restructuring cases. He first published on trading in claims almost 30 years ago and has lectured at Harvard Business School, Harvard Law School, Cornell University, the American Bankruptcy Institute, and the Turnaround Management Association. Mr. Sarachek has a J.D. from New York Law School and a B.S. in Economics & Public Policy from Cornell University. Mr. Sarachek is a director of Kominox, a Korean experimental cancer research corporation. We believe that Mr. Sarachek is qualified to serve on our Board of Directors because of his financing expertise and varied experience in strategic investments. Mr. Sarachek is designated as a nominee pursuant to the Investors Agreement. Subject to the terms and conditions set forth in such agreement, the Investors shall have the right to designate to the Board at each meeting of the Company’s shareholders at which the election of directors is to be considered (x) three directors, one of whom shall be designated pursuant to the Opal Sheppard Agreement while that agreement is in effect, so long as the Investors, together with any affiliates, collectively hold at least 30% of the outstanding shares of Common Stock, (y) two directors so long as the Investors, together with any affiliates, collectively hold at least 20% but less than 30% of the outstanding shares of Common Stock, and (z) one director so long as the Investors, together with any affiliates, collectively hold at least 10% but less than 20% of the outstanding shares of Common Stock.

James G. Wolf

Mr. Wolf became a member of the Board in February 2019. Mr. Wolf was most recently a Managing Director with Houlihan Lokey from 2017 – 2018 and was a Managing Director at BVA Group from 2016 – 2017. However, he spent most of his career at Ernst & Young, LLP, from which he retired in 2015 after 30 years as a Principal in EY’s Transaction Advisory Services – Valuation,| Modeling and Economic after have served in various capacities including advising on matters surrounding valuations for transactions, strategic alternatives, financial reporting, tax, litigation and regulatory matters. Mr. Wolf led the Fairness Opinion Practice and was Managing Partner of EY’s Center for Strategic Transactions. His sector experience at Ernst & Young included a lifetime specialty in financial services, especially insurance and asset management, as well as chemicals, consumer and industrial, construction, automotive, and business services. Prior to EY, he was a VP in a bank trust department and an investment analyst reporting directly to the CFO of a multi-line insurance company. Mr. Wolf is a director of HemaCare Corp. (OTC Pink: HEMA). Mr. Wolf received a B.B.A. in finance from the University of Notre Dame and an MBA from the University of Texas at Austin. He holds the CFA designation. We believe that Mr. Wolf is qualified to serve on our Board of Directors because of his extensive experience in valuations and, specifically, his experience with the insurance and other financial services sectors.

EXECUTIVE OFFICERS

Set forth below is information regarding the Company’s current executive officers who are not also directors. There are no family relationships among any of our current directors or executive officers.

Miriam Martinez	Senior Vice President, Chief Financial Officer and Secretary
Age: 62	Executive Officer Since: 2012

Ms. Martinez has served as our Senior Vice President and Chief Financial Officer since October of 2016, and as Secretary since September 2017. Prior to that, she was our Senior Vice President of Finance and Operations from September 2010 until October 2016. She primarily oversees the day to day financial, accounting and human resource activities of the Company. Ms. Martinez joined the Company in September 2010 prior to our initial public offering. From the period of 2006 to February 2010, Ms. Martinez served as Regional President and Chief Financial Officer of Qimonda N.A. a U.S. subsidiary of a German memory chip manufacturer. From 2000 to 2006, Ms. Martinez was Chief Financial Officer of Infineon N.A., a U.S. subsidiary of a German-based global semiconductor company. Ms. Martinez has also held executive positions at Siemens and White Oak Semiconductor, a joint venture between Siemens and Motorola. Ms. Martinez has a Bachelor of Accounting degree from Pace University and an MBA from Nova University. She has also completed the Siemens Executive MBA Program with Duke University.

Jack Simony	Vice President and Chief Investment Officer
Age: 45	Executive Officer Since: 2017

Mr. Simony has served as our Vice President and Chief Investment Officer since October of 2017. Prior to that, Mr. Simony was the lead investment manager for Hamilton Capital LLC from 2008 to 2017. The fund invested in litigation finance, arranged complex credit facilities, financed equity investments and acquisitions, and structured multi-party corporate transactions. Mr. Simony's career has focused on providing innovative credit solutions to markets that are underserved by traditional sources of financing, in areas including; law firm finance, plaintiff commercial litigation finance, consumer and structured finance. Mr. Simony is also the Chairman of The Negotiation Institute. Founded in 1966, The Negotiation Institute is a leading provider of corporate training and consulting in the areas of Negotiation, Procurement & Supply Chain. Mr. Simony utilized his role at The Negotiation Institute to found the WIN Summit: Women's Insights to the Art of Negotiation Summit, an annual professional development conference tailored to focus on the advancement of women in the workplace. Mr. Simony also sits on the advisory board of the Ashcroft Sullivan Law Firm, founded by former U.S. Attorney General, Governor and Senator, John Ashcroft.

Harvey Werblowsky	Vice President, Chief Legal Officer and General Counsel
Age: 71	Executive Officer Since: 2017

Mr. Werblowsky has served as our Vice President, Chief Legal Officer and General Counsel since October of 2017. Prior to that, from 2008 to 2017, he served as co-portfolio manager of Hamilton Capital LLC. Prior to that, he was Of Counsel to Weiss Zarett Brofman Sonnenklar & Levy, P.C. and, previously, a partner at McDermott Will & Emery, representing public and private healthcare companies, hospitals, and physician groups in various corporate, litigation and regulatory matters. Before entering private practice, Mr. Werblowsky served as senior counsel to the Office of the Inspector General at the U.S. Department of Health and Human Services, as Deputy Attorney General for the State of New Jersey and as Deputy Attorney General for the State of New York.

CORPORATE GOVERNANCE

The Board of Directors

The Board is presently comprised of eight (8) directors. Our common stock is listed on the OTCQX Tier of the OTC Markets Group, Inc. (“OTCQX”). The OTCQX does not have any director independence standards. Pursuant to the regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended, we have adopted the definition of independent director as described under Rule 303A.02 of the New York Stock Exchange (“NYSE”). Our Board has determined that seven (7) directors are independent under the rules of the NYSE. The independent directors are Patrick T. Brennan, Matthew Epstein, Matthew D. Houk, James Hua, Robert Knapp, Roy J. Patterson, Joseph E. Sarachek and James G. Wolf. The Board has set the number of directors at nine (9). We recently changed our fiscal year end to November 30, beginning with November 30, 2018, and the compensation information for our directors and names Executive Officers (as defined below) contained below in this proxy statement is provided for the eleven months ending November 30, 2018 (referred to as the fiscal year 2018).

Board Leadership Structure and Role in Risk Oversight

The Board is responsible for the overall stewardship of the Company. The Board discharges this responsibility directly and indirectly through delegation of specific responsibilities to its committees, the Chairman of the Board and officers of the Company. The Board has established three standing committees to assist with its responsibilities: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee.

The Company’s Bylaws require the Board to elect a Chair, who presides at the meetings of the Board. If the Chair is an employee of the Company, the Company’s Bylaws require the Board to elect a Lead Director as well, who presides at executive sessions of our independent directors. Mr. Curry, our Chief Executive Officer, is currently the Chair of the Board, and Mr. Sarachek, a non-employee director, is currently the Lead Director. We believe our current leadership structure is the optimal structure for us at this time and recognize that different board leadership structures may be appropriate in different situations.

The Board recognizes the importance of appropriate oversight of potential business risks in running a successful operation and meeting its fiduciary obligations to our business and our shareholders. While our senior executives, including the Chief Executive Officer and Chief Financial Officer, are responsible for the day-to-day assessment and management of business risks, the Board maintains responsibility for creating an appropriate culture of risk management and setting a proper “tone at the top.” In this role, the Board, directly and through its committees, takes an active role in overseeing our aggregate risk potential and in assisting our executives with addressing specific risks, including competitive, legal, regulatory, operational and financial risks. The Board does not believe that its role in the oversight of the Company’s risks affects the Board’s leadership structure. Previously, the Board had a standing Strategic Risk Oversight Committee that was responsible for reviewing actions proposed and taken by management in any areas of strategic risk as deemed appropriate by such committee;

and reviewing other areas of material risk, including litigation, as appropriate or as requested by the Board. The Board has determined that it, as a whole, should handle such oversight going forward, and such committee has been disbanded.

Majority Voting Policy

Directors are elected by a plurality of votes cast by shares entitled to vote at each Annual Meeting. However, our Board has adopted a “majority voting policy.” Under this policy, any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation following certification of the shareholder vote. The Corporate Governance and Nominating Committee will promptly consider the tendered resignation and make a recommendation to the Board whether to accept or reject the resignation.

Factors that the Corporate Governance and Nominating Committee and Board will consider under this policy may include:

•	the stated reasons, if any, why votes were withheld from the director and whether those reasons can be cured;
•	the director’s length of service, qualifications and contributions as a director;
•	OTCQX listing requirements; and
•	our Corporate Governance Guidelines.

Any director who tenders his or her resignation under this policy will not participate in the committee recommendation or Board action regarding whether to accept the resignation offer. If all of the members of the Corporate Governance and Nominating Committee receive a majority withheld vote at the same election, then the independent directors who do not receive a majority withheld vote will appoint a committee from among themselves to consider the resignation offers and recommend to the Board whether to accept such resignations.

Resignation Tendered In Advance

Our Bylaws provide that, as a condition to being nominated to the Board or re-nominated for continued service on the Board, the director or director nominee must sign and deliver to the Board an irrevocable letter of resignation. The letter will be deemed tendered upon its acceptance by a majority of the disinterested members of the Board after a finding that, in connection with the performance of the director’s duties to the Company, the director either substantially participated in a breach of fiduciary duty arising from a material violation of a United States federal or state law or a regulation, or recklessly disregarded his or her duty to exercise reasonable oversight.

Board Committee Composition

Each of the standing committees maintains a written charter detailing its authority and responsibilities. These charters are reviewed and updated periodically as legislative and regulatory developments and business circumstances warrant. These committee charters are available on our website at www.emergentcapital.com in the Investors/Newsroom section, under the Corporate Governance tab. Certain of our corporate governance policies continue to refer to and generally apply listing rules of the NYSE. On January 24, 2017, we filed a Form 25 with the Securities and Exchange Commission formally delisting our common stock from the NYSE. Since then, our common stock has continued trading, first on the OTCQB Tier of the OTC Markets Group, Inc. and, since May 29, 2018, on the OTCQX. References to NYSE and the NYSE listing rules in this Proxy Statement or our corporate governance policies do not imply any connection to the NYSE or any prospect that our common stock will commence trading on the NYSE in the future.

The following table sets forth the membership of the Board’s committees at March 26, 2019:

Name	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Patrick T. Brennan
Matthew Epstein	X	X	CHAIR
Matthew D. Houk
James Hua	CHAIR
Robert Knapp	X
Roy Patterson		X	X
Joseph Sarachek		CHAIR	X
James G. Wolf

Meetings

The Board and the standing committees met and acted by unanimous written consent as follows during the fiscal year ended November 30, 2018:

Name	Number of Meetings
Board of Directors	13
Audit Committee	7
Compensation Committee	4
Corporate Governance and Nominating Committee	4

The non-management directors also meet routinely in executive session in connection with regular meetings of the Board.

Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting of Shareholders; however, it is expected that absent compelling circumstances directors will attend. During fiscal year 2018, each director then serving attended at least 75% of the board meetings and meetings of committees on which the director served.

The Audit Committee

The Audit Committee consists of Messrs. Hua, Epstein and Knapp with Mr. Hua serving as chair. Our Board has determined that each of Mr. Hua and Mr. Epstein qualifies as an audit committee financial expert as defined under the rules of the SEC, and all Audit Committee members are independent under the applicable listing standards of the NYSE and applicable rules of the SEC. The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements.

The Audit Committee has sole authority for the appointment, compensation and oversight of the work of our independent registered public accounting firm, and responsibility for reviewing and discussing with management and our independent registered public accounting firm our audited consolidated financial statements included in our Annual Report on Form 10-K, our interim financial statements and our earnings press releases. The Audit Committee also reviews the independence and quality control procedures of our independent registered public accounting firm, reviews management’s assessment of the effectiveness of internal controls, discusses with management the Company’s policies with respect to risk assessment and risk management and reviews the adequacy of its charter on an annual basis.

The Compensation Committee

The Compensation Committee consists of Messrs. Sarachek, Epstein and Patterson, with Mr. Sarachek serving as chair. Our Board has determined that all Compensation Committee members are independent under the applicable listing standards of the NYSE and applicable rules of the SEC. The Compensation Committee establishes, administers and reviews our policies, programs and procedures for compensating our executive officers and directors.

The Compensation Committee is generally responsible for: (a) assisting our Board in fulfilling its fiduciary duties with respect to the oversight of the Company’s compensation plans, policies and programs, including assessing our overall compensation structure, reviewing all executive compensation programs, incentive compensation plans and equity-based plans, and determining executive compensation; (b) reviewing the adequacy of the Compensation Committee Charter on an annual basis; (c) evaluating the Chief Executive Officer’s performance in light of corporate goals and objectives relevant to compensation; (d) reviewing the performance of the Company’s executive officers and determining and approving such executive officers’ compensation; (e) making recommendations to the Board with respect to incentive-compensation plans and equity-based plans; (f) administering the Company’s equity compensation plans, and granting awards under such plans; (g) overseeing the administration of the Company’s employee benefit plans; (h) overseeing regulatory compliance with respect to compensation matters; and (i) reviewing and approving employment or severance arrangements with senior management.

The Compensation Committee has in prior years considered the potential effects of Section 162(m) of the Internal Revenue Code (the “Code”) on compensation matters, and will continue to do so with respect to outstanding grandfathered awards made prior to 2018, when amendments to the Code eliminated the availability of the performance-based compensation exemption component of Section 162(m) for future grants.. For a discussion of the Compensation Committee’s processes and procedures for considering and determining compensation for our executive officers, please see the “Compensation Discussion and Analysis” section below.

The Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee (the “CGN Committee”) consists of Messrs. Epstein, Patterson and Sarachek, with Mr. Epstein serving as chair.

The CGN Committee is responsible for: (a) developing and recommending corporate governance principles and procedures applicable to our board and employees; (b) recommending committee composition and assignments; (c) overseeing periodic self-evaluations by the board, its committees, individual directors and management with respect to their respective performance; (d) identifying individuals qualified to become directors; (e) recommending director nominees; (f) assisting in board succession planning; (g) recommending whether incumbent directors should be nominated for re-election to our board; and (h) reviewing the adequacy of its charter on an annual basis.

The CGN Committee considered whether to engage a third party to assist in the oversight of the evaluations under the CGN Committee’s purview and, based on the Company’s present circumstances, believes that the Company and its shareholders are currently best served without engaging a third party.

Selection and Evaluation of Director Candidates

In searching for qualified director candidates for election to the Board and to fill vacancies on the Board, the CGN Committee may solicit current directors for the names of potentially qualified candidates and may ask directors to pursue their own business contacts for the names of potentially qualified candidates. The CGN Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates and will consider suggestions from shareholders for nominees for election as directors and evaluate such suggested nominees on the same terms as candidates identified by directors, outside advisors or search firms selected by the CGN Committee. The CGN Committee and the Board have not established a formal policy with regard to the consideration of director candidates recommended by shareholders. This is due to the following factors: (i) the limited number of such recommendations, (ii) the need to evaluate such recommendations on a case-by-case basis, and (iii) the expectation that recommendations from shareholders would be considered in the same manner as recommendations by a director or an officer of the Company.

Any shareholder who wishes to recommend a candidate to the CGN Committee for consideration as a director nominee should provide the Company with the following information: (a) the suggested candidate’s biographical data (including business experience, service on other boards, and academic credentials), (b) all transactions and relationships, if any, between the recommending shareholder or such candidate, on the one hand, and the Company or its management, on the other hand, as well as any relationships or arrangements, if any, between the recommending shareholder and the candidate and any other transactions or relationships of which the Board should be aware in order to evaluate such candidate’s potential independence as a director, (c) details of whether the candidate or the recommending shareholder is involved in any on-going litigation adverse to the Company or is associated with an entity which is engaged in such litigation and (d) whether the candidate or any company for which the candidate serves or has served as an officer or director is, or has been, the subject of any bankruptcy, SEC or criminal proceedings or investigations, any civil proceedings or investigations related to fraud, accounting or financial misconduct, or any other material civil proceedings or investigations. The notice must also contain a written consent confirming the candidate’s (a) consent to be nominated and named in the Company’s proxy statement and, if elected, to serve as a director of the Company and (b) agreement to be interviewed by the CGN Committee and submit additional information if requested to do so. This information should be delivered to the Company sufficiently in advance of the Company’s annual meeting to permit the CGN Committee to complete its review in a timely fashion.

The Board and the CGN Committee have not established a formal policy on the consideration of diversity in director candidates. The CGN Committee selects nominees on the basis of their character, expertise, sound judgment, ability to make independent analytical inquiries, business experience, understanding of the Company’s business environment, ability to make time commitments to the Company, demonstrated teamwork and the ability to bring unique and diverse perspectives and understandings to the Board. These criteria center on finding candidates who have the highest level of integrity, are financially literate, have motivation and sufficient time to devote themselves to Company matters and who have skills that complement the skills and knowledge of the current directors.

Once potential candidates are identified, the CGN Committee reviews the backgrounds of those candidates, conducts interviews of candidates and establishes a list of final candidates. To the extent practical, final candidates are then to be interviewed by each member of the CGN Committee, the Chair of the Board and the Chief Executive Officer. Reasonable efforts are made to have all remaining directors interview final candidates.

Under the Company’s Bylaws, a shareholder may propose a director candidate for nomination at the 2020 annual meeting if the shareholder delivers the proposal to the Company on or before December 3, 2018. Please see “Other Matters—Shareholder Proposals for the 2020 Annual Meeting.”

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee will be, or will have been, employed by us. None of our executive officers currently serves, or in the past three years has served, as a member of the board of directors, compensation committee or other board committee performing equivalent functions of another entity that has one or more executive officers serving on our Board or Compensation Committee.

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors’ oversight of the integrity of the Company’s financial statements, the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s internal controls and procedures.

In addition to fulfilling its responsibilities as set forth in its charter and further described above in “Corporate Governance—Board Committees and Meetings—The Audit Committee,” the Audit Committee has reviewed the Company’s audited financial statements for fiscal year 2018. Discussions about the Company’s audited financial statements included its independent registered public accounting firm’s judgments about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates used in its financial statements, as well as other matters, as required by audit standards and by our Audit Committee Charter. In conjunction with the specific activities performed by the Audit Committee in its oversight role, it issued the following report:

1.	The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended November 30, 2018 with the Company’s management.

2.	The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, adopted by the Public Company Accounting Oversight Board (the “PCAOB”) as then modified or supplemented.

3.	The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm their independence from the Company.

Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Transition Report on Form 10-KT for the fiscal year ended November 30, 2018 for filing with the SEC.

James Hua (Chair)
Matthew Epstein
Robert Knapp

Communications with the Board

Any interested party wishing to communicate with the Board, the non-management directors or a specific Board member, may do so by writing to the Board, the non-management directors or the particular Board member, and delivering the communication in person or mailing it to: Emergent Capital, Inc., 5355 Town Center Road, Suite 701, Boca Raton, Florida 33486, Attention: Secretary. Communications will be distributed to specific Board members as requested by the shareholder in the communication. If addressed generally to the Board, communications may be distributed to specific members of the Board as appropriate, depending on the material outlined in the communication. For example, if a communication relates to accounting, internal accounting controls or auditing matters, the communication will be forwarded to the Chair of the Audit Committee unless otherwise specified. The Company will forward all such communications, unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal or similarly inappropriate.

Code of Ethics

Our Board has adopted Corporate Governance Guidelines, including a Code of Ethics for our directors, officers and employees. Copies of the Corporate Governance Guidelines and Code of Ethics are available on the Company’s website at www.emergentcapital.com in the Investors/Newsroom section, under the Corporate Governance tab. The Company will post amendments to or waivers from the Code of Ethics to the extent applicable to the Company’s principal executive officer, principal financial officer and principal accounting officer on its website.

DIRECTOR COMPENSATION

Directors who are employees of the Company or its subsidiaries receive no compensation for their service on our Board of Directors. Effective as of the date of the Recapitalization, our outside directors were compensated solely through a $35,000 annual retainer, paid quarterly. Mr. Sarachek received additional compensation for his service on the ad hoc Capital Structure Committee during 2018. Outside directors received no other compensation for their services in 2018.

Directors do not receive meeting fees or fees for executing written consents in lieu of meetings of the Board or its committees. All retainers are paid in quarterly installments. The Company reimburses directors for their travel and lodging expenses if they do not live in the area where a meeting is held. Directors receive no other compensation, perquisite or benefit from the Company.

The table below summarizes the compensation earned by non-employee directors for the fiscal year ended November 30, 2018.

2018 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Restricted Stock Units (3)		Stock Appreciation Rights (3)	Total
Patrick T. Brennan (1)	$0	$			$0
Matthew Epstein (2)	$0	$			$0
Matthew D. Houk (1)	$0	$			$0
James Hua	$35,000	$			$35,000
Robert Knapp	$35,000	$			$35,000
Roy Patterson	$35,000	$			$35,000
Joseph E Sarachek	$101,012		$128,000	$8,000	$237,012
James G. Wolf (1)	$0	$			$0

(1) Joined the Board subsequent to the end of fiscal year 2018.

(2) Mr. Epstein elected to waive fees.

(3) Aggregate grant date fair values reflect compensation to director for service (as the sole non-employee member) on the Company’s ad hoc Capital Structure Committee and were computed in accordance with ASC 718. The director awards were determined on June 30, 2018, based on the closing price of the Company’s shares on the date prior to the grant date at $0.32 per share.  At fiscal year end, the restricted stock units were fully vested and the stock appreciation rights were vested but unexercised.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This section describes the objectives and components of our 2018 executive compensation program for named executive officers. Our named executive officers, or NEOs, for 2018 were:

•	Patrick J. Curry, our Chairman and Chief Executive Officer;
•	Miriam Martinez, our Chief Financial Officer and Secretary;
•	Jack Simony, our Vice President and Chief Investment Officer; and
•	Harvey Werblowsky, our Vice President, Chief Legal Officer and General Counsel.

Executive Summary

Prior to the Recapitalization the Committee continued a pay-for-performance program emphasizing executive share ownership that provided competitive rewards for executives based on:

•	effective deployment of capital and further refinement of the Company’s business model;
•	continued improvement in expense and cash management; and
•	resolution of certain legal and regulatory issues.

Since the Recapitalization, the Committee has modified the pay program to be more aligned with (1) the dynamic environment within which the executive team must deliver results and (2) the increased importance of leadership continuity as the Company transitions its business model. The above principles continue serve as an overall foundation for linking rewards to performance. For 2018, the Committee translated the principles into specified financial, operational, and individual objectives for the Annual Bonus Plan. Actual results relative to 2018 financial and operational goals were mixed, in part because exogenous events and factors required the leadership team to redirect its focus on other urgent matters, including the filing of Chapter 11 for three of Emergent Capital’s subsidiaries.

Pay was delivered by a market competitive annual base salary and a bonus earned based on Company goals achievement and individual executive performance contributions. The Committee determined 2018 bonus amounts based on their formal informed judgment of the contributions of each executive and the overall Company performance to goals. The CEO did not receive a bonus for 2018 performance; two NEOs, Miriam Martinez and Harvey Werblowsky received bonuses of $27,500, and

$25,000, respectively. These bonuses were based on the incumbents’ performance against their personal objectives, post-recapitalization progress to a more sustainable business foundation, and to recognize their important contributions addressing the challenging events of 2018.

The Company did not utilize equity as an award vehicle for NEOs in 2018, in part to recognize of the near-term impact of the Recapitalization and subsequent events on equity prices during the fiscal year.

Compensation Philosophy

The primary objective of our compensation programs and policies is to attract, retain and motivate employees whose knowledge, skills and performance are critical to our success. We believe that compensation is unique to each individual, and that it should reflect individual leadership, performance and also company results. We believe, given the nature of our business and the very small employee base required, this is best achieved through individual determination by our chief executive officer based on objective performance results as well as discretionary and subjective factors relevant to the particular named executive officer. In the instance of our chief executive officer’s compensation, this assessment is best performed by the Compensation Committee.

Determination of Compensation Awards

The Committee has the primary authority to determine and approve the compensation awards available for the Company’s executive officers. The Committee is charged with reviewing executive officer compensation policies and practices and making recommendations to the full Board of Directors to ensure adherence to our compensation philosophies and to ensure that the total compensation paid to our NEOs is fair, reasonable and competitive, taking into account the Company’s performance as well as the individual performance, level of expertise and experience of our NEOs, as determined by the Committee based upon the judgment of its members. The Committee also determines salary increases for each of the NEOs, reflecting their relative skills and responsibilities, individual performance, and leadership roles within the Company.

In making compensation determinations, the Committee considers recommendations from its independent compensation consultant, as appropriate. The Committee also considers the chief executive officer’s assessment of the performance of executive officers other than himself as well as the Chief Executive Officer’s recommendations regarding base salaries and annual bonus awards. The Committee evaluates the performance of our executive officers annually, including the chief executive officer, based on enterprise-wide financial and non-financial results, individual achievements, leadership and other factors the Committee’s members determine to be appropriate. The chief executive officer generally attends Committee meetings, but is not present during executive sessions of the Committee at which his performance and compensation are discussed. Other members of senior management may also attend meetings at the Committee’s request, for example, to provide reports and information on agenda topics. The Committee has not established a peer group for compensation purposes.

Stock Ownership Guidelines

In 2014, the Company adopted a policy whereby each non-employee director is required to own common stock or common stock equivalents, including restricted stock, at least equal in acquisition basis to, or a fair market value of, $100,000 within five years of when the director joined the Board. For purposes of the ownership guidelines, unexercised stock options are not counted towards the ownership guidelines, and shares held jointly by a director and his or her spouse and shares held by an investment entity with which a director is affiliated are counted toward the ownership guidelines. The Company does not currently have similar ownership guidelines in effect for executive officers.

Use of Compensation Consultants

From 2011 through 2018, the Committee retained Board Advisory, LLC as its compensation consultant. During 2018, Board Advisory assisted Emergent Capital with the formulation of the executive compensation-related portion of the proxy statement with respect to the fiscal year ended December 2017. No other services were provided by Board Advisory to Emergent Capital in 2018.

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During the fall of 2018, Emergent Capital’s Compensation Committee of the Board undertook an evaluation its independent executive compensation consulting advisory needs and to select an advisor for assisting the Committee in its executive compensation oversight duties. After a formal process of reviewing multiple candidates, the Committee selected Aon Consulting, Inc. as its independent advisor to the Committee for 2019 and thereafter, subject to the discretion of the Committee.

Aon Consulting reports solely to the Compensation Committee of the Board. As such, the Committee has the sole authority to direct all of Aon Consulting’s activities and relationship related to Emergent Capital. This includes the power to terminate or replace any compensation consultant and to authorize payment of fees to any compensation consultant. From time to time, the Committee may direct Aon Consulting to work with members of Emergent Capital’s management to obtain information necessary for it to form its recommendations and evaluate management’s recommendations. Aon Consulting is expected to attend the Committee’s regular meetings, with the Committee Chair and other members of the Committee outside of regular meetings as requested by the Committee.

Aon Consulting, Inc. provides no services to and earns no fees from the Company outside of its engagement with the Committee. The Committee determined that Aon Consulting is independent from management based upon the consideration of relevant factors, including the following:

•	Aon Consulting does not provide any services to the Company except advisory services to the Committee;
•	Aon Consulting has and adheres to policies and procedures that are designed to prevent conflicts of interest;
•	Aon Consulting and its employees who provide services to the Committee do not have any business or personal relationship with any member of the Committee or any executive officer of the Company; and
•	Aon Consulting’s employees providing services to the Committee do not own any stock of the Company.
•	Aon’s revenue exceeds $10 billion; revenue for future advisory services will be tiny fraction of Aon’s revenue, insufficient to have any impact on the Aon’s overall results

Compensation Elements and Committee Actions

We compensated our NEOs for 2018 through base salary and cash awards in the form of an annual cash bonus and various broad-based benefits provided to employees generally. The Company maintains a shareholder-approved 2010 Omnibus Incentive Plan (the “Plan”), which allows for the award of equity to NEOs and other employees.

Base Salaries. Annual base salaries compensate our NEOs for performing their functional duties with us. We believe base salaries should be competitive based upon an NEO’s scope of responsibilities, the market compensation of similarly situated executives, and the relative talent of the individual officer. When establishing base salary for an executive, we also consider other factors such as internal consistency and, for new hires, salary paid by a former employer. In 2017, upon the Recapitalization, the Committee set salaries for each of the Company officers. As a result, and after considering additional data from its compensation consultant, the Committee set the salary for Mr. Curry at $335,000. In addition, Ms. Martinez’s annual salary was reduced from $352,229 to $275,000. The remaining NEOs recruited to the Company upon or shortly after the Recapitalization had salaries determined commensurate with the criteria above, as also described in the Summary Compensation Table, below. Additional NEO annual salaries are as follows: Mr. Simony, $275,000, Mr. Werblowsky, $250,000. No salary adjustments were made for NEO for 2018, so salaries set upon the Recapitalization were the annual salaries payable to NEOs for 2018.

Annual Cash Bonus. Beginning in 2014, the Committee established a pay-for-performance program that included an annual cash bonus for NEOs and other key management based on company and individual performance during the fiscal year performance period. For 2018 the amounts earned by any executive under the annual cash bonus were determined based on an assessment of individual leadership and performance and Company results. The determination was based on an informed assessment, made by the Committee, of the Company’s performance relative to established financial and operational goals and each NEO’s individual objectives and actual contributions. The program is intended to serve to motivate higher of performance by recognizing individual and team contributions while sharing in overall Company results. Following the Recapitalization, the bonus plan was modified to provide the Committee with a set of performance goals and performance categories as a foundation for evaluating performance.

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Equity-Based Awards. The Company maintains an equity plan for key management, including our NEOs. The program is intended to be an important part of providing an attractive and competitive total pay opportunity for our NEOs, and also to provide an ownership interest in the Company. As indicated before, no equity awards were made to Named Executive Officers for 2018.

Retirement Benefits. We provide retirement benefits to our employees through the opportunity to participate in our 401(k) savings plan. We believe the 401(k) savings plan provides an important benefit to assist our employees and executives in long-term personal financial planning, improving their personal financial security and their relationship with the Company. We believe a 401(k) plan is necessary in constructing an overall compensation program that is competitive with other employers and helps us attract prospective employees. We have historically not made any contributions or otherwise matched any employee contributions to the 401(k) plan. We do not provide any supplemental executive retirement benefits or other non-qualified deferred compensation arrangements for our executives.

Other Benefits and Executive Perquisites. We also provide certain other customary benefits to our employees, including the NEOs, which are intended to be part of a competitive compensation program. These benefits, which are offered to all full-time employees, include medical, dental, life and disability insurance as well as paid leave during the year.

Advisory Vote on Executive Compensation

The Company conducted its fifth advisory vote on executive compensation last year at its 2018 Annual Meeting. While this vote was not binding on the Company, its Board of Directors or its Compensation Committee, the Company believes that it is important for its shareholders to have an opportunity to vote on this proposal on an annual basis as a means to express their views regarding the Company’s executive compensation philosophy, the Company’s compensation policies and programs, and the Company’s decisions regarding executive compensation, all as disclosed in this proxy statement. The Company’s Board of Directors and its Compensation Committee value the opinions of its shareholders and, to the extent there is any significant vote against the compensation of the Named Executives as disclosed in the proxy statement, the Company will consider its shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

At the 2018 Annual Meeting, 98% of the votes cast on the advisory vote on executive compensation proposal (Item 2) were in favor of the named executive compensation as disclosed in the proxy statement, and as a result our named executive compensation was approved. The Board of Directors and Compensation Committee reviewed these final vote results and determined that, given the level of support, no changes to our executive compensation policies and decisions were necessary at this time based on the vote results.

The Company has determined that its shareholders should vote on a say-on-pay proposal each year, consistent with the preference expressed by its stockholders at the 2013 Annual Meeting. Accordingly, the Company’s Board of Directors recommends that you vote FOR Item 2 at the Annual Meeting. For more information, see “ITEM 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION” in this proxy statement.

Employment Agreements and Retention Arrangements

We believe that employment agreements with executives are appropriate in many instances to ensure clarity and improve trust in the employment relationship, and to provide the Company with non-compete/non-solicitation protective covenants on the part of its executive officers. We do not have any general policies regarding the use of employment agreements. The Company expects that from time to time it may enter into employment agreements with employees, including NEOs, whether at the time of hire or thereafter. Since the formation of the Committee, the Committee has reviewed and approved all NEO employment agreements and severance agreements prior to execution.

The employment agreements with our NEOs are discussed in more detail under “Executive Compensation—Employment Agreements.”

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Accounting and Tax Implications

The accounting and tax treatment of particular forms of compensation has not, historically, materially affected our compensation decisions. We have in prior years reviewed the potential effect of Section 162(m) of the Code and will continue to do so with respect to outstanding grandfathered awards made prior to 2018, when amendments to the Code eliminated the availability of the performance-based compensation exemption component of Section 162(m) for future grants.

Risk Management Implications of Executive Compensation

In connection with its oversight of compensation related risks, the Committee and management annually evaluate whether our Company’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on our Company. We believe the structure of our current bonus program mitigates risks by avoiding employees placing undue emphasis on any particular performance metric at the expense of other aspects of our business. Further, a substantial portion of our executive incentives are in the form of equity and, coupled with ownership and share retention guidelines, provides further incentive for long-term value creation and prudent risk-taking. We believe our employee and executive assessment process is well aligned with creating long-term value and does not create an incentive for excessive risk taking or unusual pressure on any single operating measure. For 2018, the Committee determined that our compensation programs do not encourage risk taking that is reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement, and based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Joseph Sarachek (Chair)
Matthew Epstein
Roy Patterson

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation earned by our NEOs for the years ending December 31, 2016 and 2017 and November 30, 2018 (as applicable).

Name and Title	Year	Salary	Bonus	Restricted Stock (1)	Other	Total
Patrick J. Curry (2)	2018	$304,615				$304,615
Chief Executive Officer	2017	$114,231				$114,231
Miriam Martinez (3)	2018	$255,331				$255,331
SVP, Chief Financial Officer & Secretary	2017	$349,811	$25,000	$190,000		$564,811
	2016	$336,326		$155,020		$491,346
Jack Simony (4)	2018	$253,846				$253,846
VP & CIO	2017	$42,308		$370,000		$412,308
Harvey Werblowsky (5)	2018	$230,769				$230,769
Vice President, Chief Legal Officer & General Counsel	2017	$38,462		$185,000		$223,462

(1) Represents the grant date fair value of restricted stock awards computed in accordance with FASB ASC 718. 2017 Awards are based on a fair market value on the date of grant of $0.40. 2016 Awards are based on a fair market value on the date of grant of $3.37 per share. Ms. Martinez’s 2016 award vests on June 30, 2018 and her 2017 award vests 50% on December 21 of each of 2018 and 2019, in each case

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contingent upon continued service by the executive. Awards for Messrs. Simony and Werblowsky vest 50% on October 29 of each of 2018 and 2019.

(2) Mr. Curry became Interim Chief Executive Officer on August 15, 2017 and Chief Executive Officer on October 25, 2017.

(3) Ms. Martinez's salary was reduced to $275,000 from $352,229 effective January 1, 2018. Ms. Martinez has served as Chief Financial Officer since May 7, 2016 and as Secretary since September 25, 2017.

(4) Mr. Simony began employment with the Company on October 30, 2017.

(5) Mr. Werblowsky began employment with the Company on October 30, 2017.

GRANTS OF PLAN-BASED AWARDS

No grants of plan-based awards were made to NEOs during fiscal year 2018.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2018

The following table shows outstanding equity awards at November 30, 2018:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Miriam Martinez (2)					500,000	$55,000
	45,000		$6.94	6/6/2020
Jack Simony (3)					500,000	$55,000
Harvey Werblowsky (4)					250,000	$27,500

(1) Based on $0.11 per share closing price on November 30, 2018.

(2) Ms. Martinez’s stock award was granted December 22, 2017 and vests 50% on December 21 of each of 2018 and 2019.

(3) Mr. Simony’s stock award was granted October 30, 2017 and vests 50% on October 29 of each of 2018 and 2019.

(4) Mr. Werblowsky’s stock award was granted October 30, 2017 and vests 50% on October 29 of each of 2018 and 2019.

Fiscal Year 2018 Option Exercises and Stock Vested

The following table shows the vesting of restricted stock units for NEOs during fiscal year 2018. No NEOs had any other type of award vest or become exercised during fiscal year 2018.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)(1)
Miriam Martinez	46,000	$14,720
Jack Simony	500,000	$90,000
Harvey Werblowsky	250,000	$45,000

(1) Calculated by multiplying the number of shares acquired on vesting by market value of the shares on the vesting date using the closing market price of Company stock on the vesting date.

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EMPLOYMENT AGREEMENTS

Named Executive Officers

Miriam Martinez

Effective as of January 1, 2014, Ms. Martinez entered into an employment agreement with the Company (the “2014 Martinez Agreement”). The 2014 Martinez Agreement had an initial term of three years with one-year renewal periods thereafter unless either party to an Employment Agreement provided a non-renewal notice at least 60 days prior to the end of the applicable term. The 2014 Martinez Agreement provided for an initial base salary of $298,000, subject to upward adjustment at the discretion of the Board from time to time. Ms. Martinez was also eligible to receive a cash bonus each year with a target value of 40% of her then-base salary and a maximum value of 80% of her then-base salary. In addition, she was entitled to participate in the Company’s long term incentive plan and any other benefit plan, and perquisite programs adopted by the Company.

The 2014 Martinez Agreement provided that, upon termination of employment by the Company without cause or by the officer for good reason, in addition to accrued benefits, Ms. Martinez would be entitled to receive a pro-rated portion of the bonus for the year in which she was terminated and a severance payment equal to one year of her then-base salary. Following a change of control, upon termination of employment by the Company without cause or by the officer for good reason, in addition to accrued benefits, she would be entitled to receive a lump-sum severance payment consisting of the pro-rated portion of the bonus for the year in which she was terminated and two-times her then-base salary. In either case, unless she was entitled to receive coverage from a new employer, Ms. Martinez would be reimbursed for the cost of continuation coverage of group health insurance for a maximum of twelve months.

The 2014 Martinez Agreement permitted us to terminate Ms. Martinez for “cause” if she (i) failed, neglected, or refused to perform the lawful employment duties related to her position or as from time to time was assigned to her (other than due to disability); (ii) committed any willful, intentional, or negligent act having the effect of materially injuring the interest, business, or reputation of the Company; (iii) violated or failed to comply in any material respect with the Company’s published rules, regulations, or policies, as in effect or amended from time to time; (iv) committed an act constituting a felony or misdemeanor involving moral turpitude, fraud, theft, or dishonesty; (v) misappropriated or embezzled any property of the Company; or (vi) breached any material provision of the employment agreement or any other applicable confidentiality, non-compete, non-solicit, general release, covenant not-to-sue, or other agreement with the Company.

Ms. Martinez was subject to non-competition and non-solicitation covenants that expire twelve months after termination of employment. The 2014 Martinez Agreement includes a provision that allowed us to reduce Ms. Martinez’s severance payments and any other payments to which they become entitled as a result of our change in control to the extent needed for the executive to avoid paying an excise tax under Internal Revenue Code Section 280G.

In 2016, the Committee approved the renewal of the 2014 Martinez Agreement effective January 1, 2017 for an additional Initial Term of three years.

On March 13, 2018, Imperial Finance and Trading, Inc., a wholly-owned subsidiary of the Company (“Imperial”), entered into a new employment agreement with Ms. Martinez (the "2018 Martinez Agreement"), pursuant to which Ms. Martinez will continue to serve as our Senior Vice President and Chief Financial Officer. The term of the Martinez Agreement commenced on March 13, 2018 and continues for one year, with automatic one-year extensions unless (x) either Ms. Martinez or Imperial gives written notice not to extend at least sixty (60) days’ prior to the end of the then-current term or (y) Ms. Martinez’s employment is terminated in accordance with the terms of the 2018 Martinez Agreement. The 2018 Martinez Agreement supersedes the 2014 Martinez Agreement.

Pursuant to the Martinez Agreement, Ms. Martinez will receive an annual base salary of $275,000 subject to reviews and increases by the Board. Ms. Martinez may receive an annual bonus at the determination of the Board based on Company performance with goals to be established annually by the Board or as otherwise determined by the Board. The 2018 Martinez Agreement further provides that Ms. Martinez is entitled to participate in all benefit plans provided to executives of the Company. If Imperial terminates Ms. Martinez’s employment without cause or she resigns with Good Reason (as defined in the

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Martinez Agreement), the 2018 Martinez Agreement provides that she will be entitled to receive her base salary or $352,229, whichever is greater, through the twelve (12) months following such termination (the "Martinez Severance Period") as well as any bonus earned but not yet paid. If Ms. Martinez resigns for good reason, she will also be entitled to have Imperial continue to pay its portion of healthcare premiums for plans in which she is participating immediately prior to the termination through the Martinez Severance Period. If such termination or resignation occurs within two years after a change in control (as defined in the 2018 Martinez Agreement), then in lieu of receiving his base salary as described above, Ms. Martinez would be entitled to receive (i) accrued vacation days, (ii) a lump sum payment equal to the sum of two times her then base salary, (iii) a portion of her bonus prorated through the termination date that would be due to her when bonus payments are otherwise made for the year in which the termination occurs, (iv) any unpaid portion of a bonus for the year preceding the termination, and (v) reimbursement of COBRA healthcare costs through the Martinez Severance Period.

Jack Simony

On March 13, 2018, Imperial entered into an employment agreement with Jack Simony (the "Simony Agreement"), pursuant to which Mr. Simony will continue to serve as Vice President and Chief Investment Officer of the Company. The term of the Simony Agreement commenced on March 13, 2018 and continues for one year, with automatic one-year extensions unless (x) either Mr. Simony or Imperial gives written notice not to extend at least sixty (60) days’ prior to the end of the then-current term or (y) Mr. Simony’s employment is terminated in accordance with the terms of the Simony Agreement. Pursuant to the Simony Agreement, Mr. Simony will receive an annual base salary of $275,000.

The Simony Agreement further provides that Mr. Simony is entitled to participate in all benefit plans provided to executives of the Company. If Imperial terminates Mr. Simony’s employment without cause or he resigns with Good Reason (as defined in the Simony Agreement), the Simony Agreement provides that he will be entitled to receive his base salary through the six (6) months following such termination (the "Simony Severance Period") as well as any incentive bonus that has been declared or awarded to him for a prior fiscal year but has not yet been paid. If Mr. Simony resigns for good reason, he will also be entitled to have Imperial continue to pay its portion of healthcare premiums for plans in which he is participating immediately prior to the termination through the Simony Severance Period.

Harvey Werblowsky

On March 13, 2018, Imperial entered into an employment agreement with Harvey Werblowsky (the "Werblowsky Agreement"), pursuant to which Mr. Werblowsky will continue to serve as Vice President, Chief Legal Officer and General Counsel of the Company. The term of the Werblowsky Agreement commenced on March 13, 2018 and continues for one year, with automatic one-year extensions unless (x) either Mr. Werblowsky or Imperial gives written notice not to extend at least sixty (60) days’ prior to the end of the then-current term or (y) Mr. Werblowsky’s employment is terminated in accordance with the terms of the Werblowsky Agreement. Pursuant to the Werblowsky Agreement, Mr. Werblowsky will receive an annual base salary of $250,000.

The Werblowsky Agreement further provides that Mr. Werblowsky is entitled to participate in all benefit plans provided to executives of the Company. If the Company terminates Mr. Werblowsky’s employment without cause or he resigns with Good Reason (as defined in the Werblowsky Agreement), the Werblowsky Agreement provides that he will be entitled to receive his base salary through the six (6) months following such termination (the "Werblowsky Severance Period") as well as any incentive bonus that has been declared or awarded to him for a prior fiscal year but has not yet been paid. If Mr. Werblowsky resigns for good reason, he will also be entitled to have Imperial continue to pay its portion of healthcare premiums for plans in which he is participating immediately prior to the termination through the Werblowsky Severance Period.

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Potential Payments Upon Termination

The following table sets forth the amounts payable to our NEOs upon termination of their employment, in each case, effective at November 30, 2018.

Name	Cash Severance		Equity Awards (1)	Total (2)
Termination by Company Without Cause or by the Executive for Good Reason (except in the case of death or disability):
Patrick J. Curry	$—		—	$—
Miriam Martinez	$352,229	(3)	—	$352,229
Harvey Werblowsky	$250,000	(3)	—	$250,000
Jack Simony	$275,000	(3)	—	$275,000
Termination by the Company without Cause or by the Executive for Good Reason in conjunction with a Change in Control of the Company:
Patrick J. Curry	$—			$—
Miriam Martinez	$704,458		$55,000	$759,458
Harvey Werblowsky	$250,000		$27,500	$277,500
Jack Simony	$275,000		$55,000	$330,000

(1) The vesting of restricted stock units held by our NEOs would automatically accelerate in full upon a change in control. Amounts shown in this column are based upon the closing price of our common stock on November 30, 2018 of $0.11 per share closing price.

(2) Ms. Martinez’s employment agreements allow us to reduce the severance payments and any other payments to which the executive becomes entitled as a result of our change in control to the extent needed for the executive to avoid paying an excise tax under Internal Revenue Code Section 280G, unless the executive is better off, on an after-tax basis, receiving such payments and paying the excise taxes due. The amount shown assumes no such reduction would occur.

(3) Our NEOs are generally provided one year of salary, paid in accordance with our regular payroll practice, and, to the extent not previously paid, the bonus otherwise earned for the year of termination, as severance in the event of a termination not “for Cause”, as generally defined or as defined in their employment agreements. There is no provision to provide Mr. Curry with any severance.

CERTAIN RELATIONSHIPS

Related Party Transactions Policy and Procedure

The Audit Committee has adopted a written policy for the committee to review and approve or ratify related party transactions involving us, any of our executive officers, directors or 5% or more shareholders of the Company or any of their family members. These transactions include:

•	transactions that must be disclosed in proxy statements under SEC rules; and
•	transactions that could potentially cause a non-employee director to cease to qualify as independent under New York Stock Exchange listing requirements.

Certain transactions are generally deemed pre-approved under these written policies and procedures, including transactions with a company with which the sole relationship with the other company is as a non-employee director and the total amount involved does not exceed 1% of the other company’s total annual revenues.

Criteria for Audit Committee approval or ratification of related party transactions include:

•	whether the transaction is on terms no less favorable to us than terms generally available from an unrelated third party;

•	the extent of the related party’s interest in the transaction;
•	whether the transaction would interfere with the performance of the officer’s or director’s duties to us;
•	in the case of a transaction involving a non-employee director, whether the transaction would disqualify the director from being deemed independent under New York Stock Exchange listing requirements; and
•	such other factors that the audit committee deems appropriate under the circumstances.

Since December 1, 2018, there have been no transactions of more than $120,000 between us and any 5% or more shareholder of the Company, director or executive officer or any of their family members other than as described below.

On December 28, 2018, January 30, 2019 and February 14, 2019, the Company issued and sold an aggregate of $8,634,000 principal amount of its 8.5% Senior Secured Notes (the “Senior Notes”) to purchasers affiliated with certain members of the Board, as set forth in the following table. The aggregate purchase price for the Senior Notes was $6,475,500. The Senior Notes bear interest at 8.5% per annum payable in cash or, at the Company’s election, in kind (“PIK”) with an additional 3% per annum interest when PIK is elected.

Related Party	Purchaser	Principal Amount of Notes	Purchase Price	Date of Purchase
Matt Epstein	The Regents of the University of Michigan	$930,000	$3,750,000	December 28, 2018
Matt Epstein	Evermore Global Value Fund	$2,228,000	$1,671,00	December 28, 2018
Matt Epstein	Sirius International Insurance Corporation (Publ) (a/c xxx140)	$975,000	$731,000	December 28, 2018
Matt Epstein	Sirius International Insurance Corporation (Publ) (a/c xxx138)	$867,000	$650,250	December 28, 2018
James Hua	Opal Sheppard Opportunities Fund I LP	$667,000	$500,250	December 28, 2018
Robert Knapp	Ironsides Partners Special Situations Master Fund III L.P.	$2,000,000	$1,500,000	January 30, 2019
Patrick Brennan	Brennan Opportunities Fund I LP	$967,000	$725,250	February 14, 2019

During 2018, the Company received commitment letters from entities affiliated with certain of our directors and our CEO to provide additional investments to the Company under certain circumstances. The related parties, amounts committed and expiration dates of such commitments are set forth in the following table. In each case, a subsequent commitment superseded any previous commitment from the same entity. No funding from any of the commitments has been made.

Related Party	Entity	Amount of Commitment	Expiration of Commitment
Patrick Curry	PJC Investments, LLC	$2,000,000	March 13, 2018
Patrick Curry	PJC Investments, LLC	$2,000,000	May 9, 2018
Patrick Curry	PJC Investments, LLC	$2,000,000	August 20, 2018
Matt Epstein	Evermore Global Advisors, LLC	$3,000,000	May 9, 2018
Matt Epstein	Evermore Global Advisors, LLC	$7,500,000	August 20, 2018

Roy Patterson	River City Capital, LLC	$2,000,000	May 9, 2018
Roy Patterson	River City Capital, LLC	$2,500,000	August 20, 2018

ITEM 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, we are providing our shareholders with a non-binding advisory vote to approve the compensation paid to our NEOs as disclosed in this Proxy Statement.

Our Board is committed to good corporate governance and recognizes the substantial interests that shareholders have in executive compensation matters. While the vote sought by this proposal is advisory and not binding, the Board and the Compensation Committee value the input of the Company’s shareholders, and will consider the outcome of the vote when making future executive compensation determinations.

We encourage shareholders to review the Compensation Discussion and Analysis beginning on page 16 of this Proxy Statement, which describes our executive compensation philosophy and the design of our executive compensation programs in great detail as well as the detailed information provided under “Executive Compensation” beginning on page 20 of this Proxy Statement. Our Board believes the Company’s executive compensation programs are effective in creating value for our shareholders and moving the Company towards its long-term goals.

We are asking our shareholders to signal their support for the compensation of our NEOs by casting a vote “FOR” the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Proxy Statement for the 2019 Annual Meeting under the headings “Compensation Discussion and Analysis” and “Executive Compensation.””

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY RESOLUTION ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

ITEM 3— ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Act, we are providing our shareholders with a non-binding advisory vote on whether future advisory votes on executive compensation of the nature reflected in Item 2 above should occur every one year, two years or three years.

After careful consideration, the Board has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for the Company at this time and recommends that shareholders vote for future advisory votes on executive compensation to occur every year. Voting every year, rather than every two or three years, will provide shareholders with the opportunity to review the Company’s compensation program annually and make any desired adjustments, rather than waiting for two or three years to make any desired changes.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove the Board’s recommendation. Although non-binding, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY YEAR.

ITEM 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, the shareholders will be asked to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2019.

If the appointment is not ratified, the Audit Committee will reconsider whether or not to retain Grant Thornton LLP. In such event, the Company may decide to retain Grant Thornton LLP or select another nationally recognized accounting firm without a vote of shareholders. If the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Representatives of Grant Thornton LLP are expected to be present at the annual meeting to make a statement if they so desire and to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

Independent Registered Public Accounting Firm Fees and Services

Grant Thornton LLP served as our independent registered public accounting firm and audited our financial statements for the fiscal years ended November 30, 2018 and December 31, 2017. Aggregate fees for professional services rendered to us by our independent registered public accounting firm are set forth below.

	Year Ended November 30, 2018	Year Ended December 31, 2017
Audit Fees	$757,490	$643,985
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	$—	$—
Total	$757,490	$643,985

Audit Fees

The fees in this category were for professional services and expenses rendered in connection with (1) the audits of the Company’s annual financial statements, which also included the Company’s Annual Report on Form 10-K (or, for the fiscal year ended November 30, 2018, the Transition Report on Form 10-KT), (2) the review of the Company’s quarterly financial statements, (3) audits of the Company’s subsidiaries that are required by statute, contract or regulation, (4) comfort letters and (5) consents issued in connection with our registration statements filed with the SEC.

All Other Fees

The fees in this category include all other services that generally only the Company’s independent registered public accounting firm reasonably can provide.

Pre-Approval Policies and Procedures

It is our Board of Directors’ policy to pre-approve all audit and permissible non-audit services performed by the independent registered public accounting firm. Our Board of Directors has approved all services that our independent accountants provided to us in the past two fiscal years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Company’s common stock, as of March 14, 2019, by each person known by the Company to own more than 5% of our common stock, each director, nominees and each of the executive officers identified in the Summary Compensation Table and by all of its directors, nominees and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes any shares over which a person exercises sole or shared voting or investment power. Under these rules, beneficial ownership also includes any shares as to which the individual or entity has the right to acquire beneficial ownership of within 60 days March 14, 2019, through the exercise or conversion of any note, stock option or other right. As of March 14, 2019, the Company had 158,659,803 shares of common stock outstanding. Accordingly, the percentages in the table that follows are calculated using the 158,659,803 outstanding shares that were eligible to vote at March 14, 2019. Except as otherwise noted, the information presented for persons known to own more than 5% of our common stock is derived from filings made by such persons with the Securities and Exchange Commission.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
5% Stockholders
Evermore Global Advisors, LLC (1)	37,500,000	23.6%
PJC Investments, LLC (2)	23,192,716	13.9%
Ironsides Partners LLC (3)	23,210,408	12.8%
InvestCo 1, LLC (4)	17,700,000	11.2%
JSARCo, LLC (5)	16,070,038	9.6%
Northstar Partners, L.P. (6)	12,408,879	7.6%
Opal Sheppard Opportunities Fund I LP (7)	10,510,000	6.6%
Brennan Opportunities Fund I LP (8)	10,200,000	6.4%

Executive Officers and Directors
Patrick J. Curry (2)(9)	23,745,147	14.2%
Patrick T. Brennan (8)	10,200,000	6.4%
Matthew Epstein (1)	—	—
Matthew D. Houk (10)	2,792,442	1.8%
James Hua (7)	10,510,000	6.6%
Robert C. Knapp (3)	23,210,408	12.8%
Roy J. Patterson	616,584	*
Joseph E. Sarachek (5)	16,070,038	9.6%
James G. Wolf (11)	9,662,701	6.1%
Miriam Martinez (12)	255,236	*
Jack Simony	303,647	*
Harvey Werblowsky	151,823	*
All Executive Officers and Directors as a group (12 people) (13)	97,618,026	48.9%

__________________________

*	Less than one percent.

(1) Evermore Global Advisors, LLC is a registered investment advisor that has sole power to dispose or vote, or to direct the disposition or voting, of the shares. The business address is 89 Summit Avenue, Summit, NJ 07901. Mr. Epstein is an Assistant Portfolio Manager of Evermore Global Advisors, LLC but does not have voting or dispositive control over securities beneficially owned by Evermore Global Advisors, LLC.

(2) Includes 14,442,716 shares of Common Stock and 8,750,000 shares of Common Stock subject to currently exercisable warrants. All securities are owned by PJC Investments, LLC of which Mr. Curry is the principal and manager. The business address is 204 Woodhew Drive, Waco, TX 76712.

(3) Includes 23,210,111 shares of Common Stock underlying New Convertible Notes and 75 shares of Common Stock underlying Old Convertible Notes. The securities are owned by various accounts managed by Ironsides Partners LLC, of which Mr. Knapp is the President and Managing Director. Mr. Knapp disclaims beneficial ownership of the securities, except to the extent of his pecuniary interest therein. The conversion of the New Convertible Notes and the Old Convertible Notes is subject to a limitation imposed by Florida State law that voids any such to the extent that, after such conversion, the holder thereof would, directly or indirectly, own more than 10% of the outstanding shares of Common Stock, unless such holder has first applied for and obtained regulatory approval from the Florida Office of Insurance Regulation. Mr. Knapp and Ironsides Partners LLC have not sought, and have no intention to seek, such approval, and as such, they may convert the New Convertible Notes and/or the Old Convertible Notes into no more than such number of shares equal to 9.99% of the outstanding shares of Common Stock at any time. The business address is 100 Summer Street, Suite 2705, Boston, MA 02110.

(4) Steven L. Key is the manager of InvestCo 1, LLC. The business address is 204 Woodhew Drive, Waco, TX 76712.

(5) Includes 7,320,038 shares of Common Stock and 8,750,000 shares of common stock subject to currently exercisable warrants. All securities are owned by JSARCo, LLC. Mr. Sarachek is the principal and manager of TopCo 1, LLC, which is the manager of JSARCo, LLC. The business address is 101 Park Avenue, New York, NY 10178.

(6) Based upon the Schedule 13G filed with the SEC on February 14, 2019. Includes 7,229,429 shares of Common Stock and 5,179,450 shares of Common Stock underlying New Convertible Notes. Andrew Jones may be deemed to hold an indirect beneficial interest such securities, which are directly beneficially owned by North Star Partners, L.P., because he is the managing member of NS Advisors, LLC which is the general partner of North Star Partners, L.P. Mr. Jones disclaims any beneficial ownership of the shares of Common Stock covered in this table in which he does not have a pecuniary interest. Includes 262,500 shares of Common Stock and 272,603 shares of Common Stock underlying New Convertible Notes owned by Mr. Jones personally.

(7) Includes 10,000,000 shares of Common Stock owned by Opal Sheppard Opportunities Fund I LP and 510,000 shares of Common Stock owned by Opal Capital Partners, LP. Mr. Hua may be deemed to be a control person of Opal Sheppard Opportunities Fund I LP and of Opal Capital Partners, LP and disclaims beneficial ownership of all securities held by each entity, except to the extent of any indirect pecuniary interest therein. The business address is 40 Lake Bellevue Drive, Bellevue, WA 98108.

(8) Brennan Opportunities Fund I LP, its manager Brennan Asset Management, LLC, and Patrick T. Brennan, who controls Brennan Asset Management, LLC, are deemed to have beneficial ownership of the securities listed above. The business address is 1 Sea Breeze Court, Napa, CA 94559.

(9) Includes 552,431 shares of Common Stock owned by Mr. Curry’s spouse.

(10) Includes the following shares of Common Stock over which Mr. Houk has voting and dispositive control: (i) 2,500,000 owned by Mimesis Capital Partners, LLC, (ii) 32,137 owned by Mr. Houk’s spouse, (iii) 207,119 owned by Mr. Houk’s parents, (iv) 7,978 owned by Mr. Houk’s brother, and (v) 7,292 owned by Mr. Houk’s father-in-law and mother-in-law.

(11) Includes 8862,701 shares of Common Stock owned by Mr. Wolf’s adult children and brother, over which Mr. Wolf has shared voting and dispositive power.

(12) Includes options to purchase 45,000 shares of Common Stock.

(13) Includes 17,500,000 shares of common stock subject to currently exercisable warrants, 45,000 shares of common stock subject to currently exercisable stock options and 23,210,186 shares of common stock subject to currently convertible senior convertible notes.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers, directors and greater than 10% shareholders file reports of ownership and changes of ownership of common stock with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of copies of Forms 3, 4 or 5 filed by the Company on behalf of its directors and officers or otherwise provided to the Company, other than as described below, the Company believes that during and with respect to the fiscal year ended November 30, 2018, its officers, directors and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements. Mr. Curry filed on Form 4 late to disclose two transactions, and Mr. Simony and Mr. Werblowsky each filed one Form 3 and one Form 4 late, in each case to disclose one transaction.

OTHER MATTERS

Shareholder Proposals for the 2020 Annual Meeting

Shareholder proposals, including shareholder director nominations, intended for inclusion in next year’s Proxy Statement pursuant to Rule 14a-8 for the 2018 annual meeting of shareholders must be received at the Company’s principal executive offices on or before December 3, 2019. Unless otherwise required by law, shareholder proposals received after this date will not be included in next year’s Proxy Statement. Shareholder proposals not intended for inclusion in next year’s Proxy Statement or notice of meeting, but which instead are sought to be presented directly at next year’s annual meeting, will be considered untimely if received later than February 16, 2020. Proxies will confer discretionary authority with respect to such untimely proposals. In order to curtail controversy as to the date upon which such written notice is received by the Company, it is suggested that such notice be submitted by Certified Mail, Return Receipt Requested. In order to be eligible to nominate or propose for nomination a candidate for election as a director, a shareholder must hold at least one percent (1%) of our outstanding shares of common stock for no less than twelve (12) months.

Householding

The Company’s annual report, including audited financial statements for the fiscal year ended November 30, 2018 is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, Broadridge Investor Communication Services has undertaken an effort to deliver only one annual report and one proxy statement to multiple shareholders sharing an address. This delivery method, called “householding,” is not being used, however, if Broadridge has received contrary instructions from one or more of the shareholders sharing an address. If your household has received only one annual report and one proxy statement, the Company will promptly deliver a separate copy of the annual report and the proxy statement to any shareholder who sends a written request to Emergent Capital, Inc., 5355 Town Center Road, Suite 701, Boca Raton, Florida 33486, Attention: Investor Relations or who calls our Investor Relations staff at (561) 995-4200.

You can also notify Broadridge that you would like to receive separate copies of the Company’s annual report and proxy statement in the future by writing or calling your bank or broker. Even if your household has received only one annual report and one proxy statement, a separate proxy form or voting instruction form, as applicable, should have been provided for each shareholder account. Each proxy form or voting instruction form, as applicable, should be signed, dated, and returned in the enclosed self-addressed envelope. If your household has received multiple copies of the Company’s annual report and proxy statement, you can request the delivery of single copies in the future by completing the enclosed consent, if applicable, or writing or calling Broadridge directly.

Additional Information

Any person from whom proxies for the meeting are solicited may obtain, if not already received, from our Company, without charge, additional copies of our Company’s 2019 Proxy Statement for Annual Meeting and the Transition Report on Form 10-KT for the fiscal year ended November 30, 2018, by written request addressed to Emergent Capital, Inc., 5355 Town Center Road, Suite 701, Boca Raton, Florida 33486, Attention: Investor Relations.

The reports of the Audit Committee and Compensation Committee are not soliciting material, are not deemed filed with the SEC and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate these reports by reference in another filing.

EMERGENT CAPITAL, INC. 5355 TOWN CENTER RD., SUITE 701 BOCA RATON, FL 33486 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/15/2019 for shares held directly and by 11:59 P.M. ET on 05/13/2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/15/2019 for shares held directly and by 11:59 P.M. ET on 05/13/2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees 01 Patrick J. Curry 02 Patrick T. Brennan 03 Matthew Epstein 04 Matthew D. Houk 05 James Hua 06 Robert Knapp 07 Roy J. Patterson 08 Joseph E. Sarachek 09 James G. Wolf The Board of Directors recommends you vote FOR the following proposal: 2 Proposal to approve, by non-binding advisory vote, executive compensation. The Board of Directors recommends you vote 1 YEAR on the following proposal: 3 Proposal to determine the frequency of future shareholder advisory votes on executive compensation. For Against Abstain 1 year 2 years 3 years Abstain The Board of Directors recommends you vote FOR the following proposal: 4 Proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending Novmeber 30, 2019. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain Please indicate if you plan to attend this meeting Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000414456_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K, Chairmans letter is/are available at www.proxyvote.com EMERGENT CAPITAL, INC. Annual Meeting of Shareholders May 16, 2019 10:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Patrick J. Curry and Miriam Martinez, or either of them, with full power of substitution, as proxies to vote at the Annual Meeting of Shareholders of EMERGENT CAPITAL, INC. (the “Company”) to be held on May 16, 2019 at 10:00 a.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and, in their discretion, upon such other matters as may come before the meeting. IF NO DIRECTION IS MADE, SHARES WILL BE VOTED FOR PROPOSALS 1, 2 AND 4 AND FOR ONE YEAR FOR PROPOSAL 3. In addition, the shares will be voted as the Board of Directors of the Company may recommend with respect to any other business as may properly come before the meeting or any adjournment thereof. Continued and to be signed on reverse side 0000414456_2 R1.0.1.18